UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 16, 2009, Williams-Sonoma, Inc. (the “Company”) announced the commencement of an equity award exchange program that was approved by its Board of Directors on April 23, 2008 and approved by its shareholders at its 2008 Annual Meeting of Shareholders on June 11, 2008. The members of the Company’s Board of Directors and its named executive officers are not eligible to participate in the exchange program. In addition, any employee based outside of the United States and any employee who was notified in January 2009 that his or her scheduled termination date is prior to April 10, 2009 is not eligible to participate in the exchange program. The equity award exchange program (the “exchange program”) will permit the Company’s eligible employees to exchange certain outstanding stock options and/or stock-settled stock appreciation rights (“SSARs”) (the options and/or SSARs eligible for the exchange program are referred to here as “eligible awards”) with an exercise price above $27.72, the per-share 52-week high of the Company’s common stock, for a lesser number of restricted stock units to be granted under the Company’s 2001 Long-Term Incentive Plan. The Company’s intent in using the 52-week high threshold of its common stock is to ensure that only outstanding stock options and/or SSARs that are substantially “underwater” (meaning the exercise prices of such awards are greater than its stock price) are eligible for the exchange program.

The exchange program is important for the Company because it will permit the Company to:

•

provide renewed incentives for the employees who participate in the exchange program by issuing them restricted stock units that will vest over a period of time following the exchange if they remain employed with the Company;

•

meaningfully reduce the Company’s total number of outstanding equity awards, or “overhang,” represented by outstanding awards that have high exercise prices and may no longer incentivize their holders to remain as the Company’s employees; and

•	recapture value from compensation costs that the Company already is incurring with respect to outstanding equity awards.

The manner in which the exchange ratios for the exchange program were set is intended to result in the issuance of restricted stock units that have a fair value approximately equal to or less than the fair value of the exchanged eligible awards they replace. As a result, this should eliminate any incremental compensation cost that the Company must recognize for accounting purposes on the restricted stock units. The only compensation expense that the Company may incur would result from fluctuations in its stock price between the time the exchange ratios were set, shortly before the exchange program began, and when the exchange actually occurs on the expiration date, which the Company expects to be immaterial. The Company currently recognizes and will continue to recognize compensation expense relating to the eligible awards over the vesting period of the restricted stock units, even though they are underwater and do not fully provide the intended incentive and retention benefits to the Company’s employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: March 16, 2009	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer